SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                                      Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

Fidus Investment Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

On Monday, May 9, 2016, Fidus Investment Corporation (the “Company”) mailed a letter to those of its stockholders of record at March 11, 2016 (“Record Date Stockholders”) who had yet to vote their shares in connection with the Company’s 2016 Annual Meeting of Stockholders. The letter, attached hereto, urges Record Date Stockholders to cast their votes on the proposals described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 29, 2016.

May 9, 2016

URGENT

Re: Your Investment With Fidus Investment Corporation.

Dear Stockholder,

Alliance Advisors, LLC, the proxy solicitor engaged by Fidus Investment Corporation, has attempted to contact you regarding the 2016 Annual Meeting of Stockholders and voting your shares of Fidus Investment Corporation.

I encourage you to contact Gina Balderas from Alliance Advisors immediately at 1-877-777-8133 Monday through Friday 9 a.m. to 10 p.m. or Saturday 10 a.m. to 4 p.m. Eastern Time. Voting your shares is very important and will take only a moment of your time. This is not a scam and no personal information is required when calling.

If you haven’t already voted your shares on the upcoming Fidus Investment Corporation Annual Meeting I would like to ask you to do so immediately.

Thank you in advance for your assistance with this matter.

Sincerely,

Edward H. Ross

Chairman & Chief Executive Officer